Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1995
Distribution Date of June 20, 1995

Original Pool Amount                   $315,029,921.60

Beginning Pool Balance                 $267,465,631.09
Beginning Pool Factor                        0.8490166

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,381,494.73
  Interest Collected                     $2,224,824.46

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $183,131.87
Total Additional Deposits                  $183,131.87

Repos/Chargeoffs                           $188,306.09
Aggregate Number of Notes Charged Off               17

Total Available Funds                    $9,789,451.06

Ending Pool Balance                    $259,895,830.27
Ending Pool Factor                           0.8249878

Servicing Fee                              $222,888.03

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $16,122,419.11
  Target Percentage                              6.00%
  Target Balance                        $15,593,749.82
  Minimum Balance                        $6,615,628.35
  (Release)/Deposit                       $(528,669.29)
  Ending Balance                        $15,593,749.82

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,422,659.59        974
    31-60 days                              145,439.01        131
    60+ days                                 26,192.73         23

    Total                                 1,594,291.33        975

  Balances:
    60+ days                                571,744.30         23

Memo Item - Reserve Account

  Prior Month                           $16,047,937.87
  + Invest. Income                           74,481.24
  - Withdrawal                                    0.00
    Beginning Balance                   $16,122,419.11

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $315,029,921.60    $207,000,000.00     $97,000,000.00     $11,029,921.60
 Distribution Percentages                                             96.50%              0.00%              3.50%
 Coupon                                                               7.650%             8.000%             8.300%

Beginning Pool Balance                    $267,465,631.09
Ending Pool Balance                       $259,895,830.27

Collected Principal                         $7,381,494.73
Collected Interest                          $2,224,824.46
Charge-Offs                                   $188,306.09
Servicing                                     $222,888.03
Cash Transfer from Reserve Acount                   $0.00

  Total Collections Available
    for Debt Service                        $9,383,431.16

Beginning Balance                         $267,152,607.91    $159,122,686.31     $97,000,000.00     $11,029,921.60

Interest Due                                $1,737,364.09      $1,014,407.13        $646,666.67         $76,290.29
Interest Paid                               $1,737,364.09      $1,014,407.13        $646,666.67         $76,290.29
Principal Due                               $7,569,800.82      $7,304,857.79              $0.00        $264,943.03
Principal Paid                              $7,569,800.82      $7,304,857.79              $0.00        $264,943.03

Ending Balance                            $259,582,807.09    $151,817,828.52     $97,000,000.00     $10,764,978.57
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7334194614       1.0000000000       0.9759796091

Total Distributions                         $9,307,164.91      $8,319,264.92        $646,666.67        $341,233.32

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                               $76,266.26

Beginning Reserve Account Balance          $16,122,419.11
(Release)/Draw                               $(528,669.29)
Ending Reserve Account Balance             $15,593,749.82

Memo Item - Advances:
 Servicer Advances - Current Month            $126,210.78
 Total Outstanding Servicer Advances        $2,777,418.74

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Jan 1995          Feb 1995          Mar 1995          Apr 1995          May 1995
Beg. Pool Balance        $299,440,328.15   $292,007,535.40   $283,644,074.75   $275,352,505.86   $267,465,631.09

A) Loss Trigger:
Principal of Contracts
  Charged off                 $89,289.62       $246,317.21       $162,132.14       $221,953.40       $188,306.09
Recoveries                    $17,510.43        $89,233.40       $206,279.35        $94,980.59       $183,131.87


Total Charged off
  (Months 5,4,3)             $497,738.97
Total Recoveries
  (Months 3,2,1)              484,391.81
Net Loss/(Recoveries)
  for 3 Mos.                  $13,347.16(a)

Total Balance
  (Months 5,4,3)         $875,091,938.30(b)

Loss Ratio [(a/b)(12)]           0.0183%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $810,341.73       $682,615.73       $571,744.30
  As % of Beginning
    Pool Balance                                                    0.28569%          0.24791%          0.21376%
  Three Month Average                                               0.22563%          0.24477%          0.24912%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer